Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Ocugen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Fees to Be Paid	Equity	Common Stock, par value $0.01	Rule 457(o) and Rule 457(r)	$160,000,000	$—	$160,000,000	0.0000927	$14,832
	Total Offering Amount				—	$160,000,000	—	$14,832
	Total Fees Previously Paid				—	—	—	—
	Total Fee Offsets				—	—	—	—
	Net Fee Due				—	—	—	$14,832

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rule 457(r) under the Securities Act, the Registrant initially deferred payment of the registration fee in connection with the Registrant’s Registration Statement on Form S-3ASR (Registration No. 333-254550).